AGREEMENT


        AGREEMENT dated as of the ____ day of August 1997, by and between Burton Dubbin, residing at 21394 Marina Cove Road, Unit H-11, North Miami Beach, Florida 33180 ("Dubbin") and Oak Tree Medical Systems, Inc., having a principal place of business at 163-03 Horace Harding Expressway, Flushing, New York 11365 (the "Company").


                                   WITNESSETH:

        WHEREAS, Dubbin serves as an officer of the Company; and

        WHEREAS, Oak Tree and Dubbin are parties to a Stock Option Agreement dated as of December 3, 1996 (the "Option Agreement"), pursuant to which Dubbin has been granted options (the "Options") to purchase three hundred seventy five thousand (375,000) shares of the Company's common stock (the "Option Shares"); and

        WHEREAS, the parties desire that Dubbin resign as an officer of the Company and become a consultant to the Company, and that the Option Agreement be amended, upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1. Resignation as Officer. Dubbin hereby resigns as an officer of the Company effective upon execution of this Agreement.

        2. Amendments to Option Agreement. The Option Agreement, a copy of which is annexed hereto as Exhibit A, is hereby amended as follows:

               (a) The last sentence of Section 2.1 is hereby deleted in its entirety and replaced by the following: "The number and kind of shares issuable upon exercise of the Options and the Exercise Price shall be adjusted upon the occurrence of the events and in the manner provided on Exhibit B to this Agreement".

               (b) Section 2.2 of the Option Agreement is hereby deleted in its entirety and replaced by the following: "The Options shall vest and become exercisable immediately upon execution of this Agreement.".

               (c) Section 2.3 of the Option Agreement is hereby deleted in its entirety and replaced by the following: "To the extent not therefore exercised, the Options shall terminate and expire at 5:00 p.m., New York time, ten years from the date hereof.".





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               (d) Article 5 of the Option  Agreement  is hereby  amended to the extent of providing that the Company's address for notices shall be 163-03 Horace Harding Expressway, Flushing, New York 11365.

               (e) Section 6.6 of the Option Agreement is hereby amended by permitting arbitration thereunder to be brought before the American Arbitration Association of New York, New York or Miami, Florida. Whether such arbitration shall be maintained in New York or Florida shall be the choice of the party instituting the arbitration proceeding.

        3. Appointment of Consultant. Oak Tree hereby engages Dubbin or his designee ("Consultant") and Consultant hereby agrees to render services to the Company as a management consultant, strategic planner and advisor.

               (a) During the term of this Agreement Consultant shall provide advice to, undertake for and consult with the Company concerning management, strategic planning, communicating and negotiating with security holders, corporate organization and structure, identification of business opportunities and other general corporate and business matters in connection with the operation of the business of the Company.

               (b) In the event Dubbin designates an entity to serve as Consultant hereunder, such entity shall accept the terms of the consulting provisions set forth in this Section 3, in writing, and such writing shall covenant and agree that the consulting services to be provided by Consultant shall be rendered by Dubbin.

               (c) As consideration for its consulting services hereunder, the Company agrees to compensate Consultant as described in Section 4.

               (d) The term of Consultant's consulting services under this Agreement shall commence on the date hereof and shall continue for a period of twenty four (24) months. Except as otherwise specifically provided in this Agreement, no termination of Consultant's consulting services hereunder shall affect the Company's other obligations under this Agreement, including without limitation, the Company's obligations under Sections 2, 5 and 7.

               (e) Consultant's services under this Section 3 shall terminate upon the occurrence of any of the following events: (i) the death of Dubbin:
(ii) the disability of Dubbin, which, for purposes hereof shall mean Consultant's inability, due to the physical or mental impairment of Dubbin, to perform the consulting services required hereunder for a period of thirty (30) consecutive days during any consecutive ninety (90) day period; or (iii) Consultant's failure to perform the consulting duties required hereunder other than as described in subparagraph (ii) of this paragraph (e). In the event of the termination of Consultant's services under this Section 3(e), the Company's obligations under Sections 3 and 4 shall terminate, other than to pay Consultant all amounts due to it up to the date of termination.

               (f) Consultant and the Company hereby acknowledge that Consultant is an independent contractor. Consultant shall not hold itself out as, nor shall it take any action from

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which others might infer,  that it is a partner of, agent of or a joint venturer of the Company. Consultant shall have no authority to bind the Company to any third party.

        4.  Compensation  to  Consultant.   As  consideration  for  Consultant's
consulting services, the Company shall compensate Consultant as follows:

               (a) The Company shall pay Consultant a fee in the amount of twelve thousand five hundred dollars ($12,500.00) per month. Such fee shall be payable on or before the first day of each month, commencing in the month following the month in which this Agreement is executed, and shall continue for twenty three (23) consecutive monthly payments thereafter.

               (b) Consultant shall be reimbursed by the Company for such reasonable out-of-pocket expenses as Consultant may incur in performing its services under this Agreement.

               (c) The Company shall issue to Consultant an aggregate of one hundred and twenty-five thousand (125,000) unregistered shares of the Company's Common Stock (the "Shares"), as follows: (i) a certificate for twenty-five thousand (25,000) of the Shares, registered in the name of Consultant, shall be delivered to Consultant simultaneous with the execution of this Agreement; and
(ii) twenty (20) certificates registered in the name of Consultant, each evidencing five thousand (5,000) of the Shares, shall be delivered to Atlas, Pearlman, Trop & Borkson, P.A. (the "Escrowee"), simultaneous herewith, to be held by the Escrowee in accordance with the terms of the Form of Escrow Agreement attached hereto as Exhibit C.

               (d) Promptly following the execution of this Agreement, but in no event later than thirty (30) days following the date hereof, the Company shall prepare and file a registration statement on Form S-8 (or successor or other applicable form) under the Securities Act of 1933, as amended (the "Act"). The Company shall use its best efforts to cause such registration statement to become effective. Such registration statement shall cover the Shares and, upon the effective date thereof and subject to the other terms and conditions hereof, shall entitle Consultant to publicly sell the Shares.

               (e) Notwithstanding the foregoing:

                      (i) Dubbin  may not sell any of the  Shares  being held in the escrow described in paragraph (c) of this Section 4, or any interest therein, prior to the release of such Shares from escrow;

                      (ii) Dubbin may not  exercise the right to vote any of the
               Shares being held in the escrow described in paragraph (c) of this Section 4, prior to the release of such Shares from escrow; and

                      (iii) the Company shall  neither  accrue nor pay dividends on any of the Shares being held in the escrow described in paragraph (c) of this Section 4, prior to the release of such Shares from escrow.


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               (f)  In  the  event  that  the  Company  terminates  Consultant's consulting services hereunder other than for "Cause" (as defined in Section 1.2 of the Option Agreement), or Consultant terminates its consulting services hereunder for "Good Reason" (as defined in Section 1.5 of the Option Agreement), then (i) all of the Shares then remaining in the escrow described above shall immediately be delivered to Consultant free and clear of the restrictions set forth in the Escrow Agreement, and (ii) all unpaid compensation under paragraphs
(a) and (b) of this Section 4 due through the end of the term of Consultant's consulting services hereunder (as if such termination had not occurred) shall become immediately due and payable.

        5. Covenant of the Company. The Company hereby covenants and agrees that, for a period of two years following the date hereof, it will not effect a "reverse split" of its outstanding Common Stock without the prior written consent of Dubbin.

        6. Confidentiality. Dubbin will not disclose to any other person, firm or corporation, nor use for its own benefit, during or after the term of this Agreement, any trade secrets or other information designated as confidential by the Company which is or has been acquired by Dubbin in the course of its performing services to the Company. (A trade secret is information not generally known to the trade which gives the Company an advantage over its competitors. Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply, customer lists, marketing plans and information concerning the filing of pendency of patent applications). Any management advice rendered by Dubbin pursuant to this Agreement may not be disclosed publicly in any manner without the prior written approval of the Company. The provision shall be binding upon Consultant to the extent that Dubbin designates an entity to perform consulting duties under
Section 3 hereof. The provisions of this Section 6 shall survive the termination and expiration of this Agreement.

        7. Indemnification. The Company agrees to indemnify and hold Dubbin harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees (collectively the "Liabilities") joint and several, arising out of this Agreement, whether or not Dubbin is a party to such dispute. This indemnity shall not apply, however, and Dubbin shall indemnify and hold the Company, its affiliates, control persons, officers, employees and agents harmless from and against all liabilities attributable to the negligence or willful misconduct of Dubbin in the performance of his services hereunder which gave rise to the losses, claim, damage, liability, cost or expense sought to be recovered hereunder.

        8. Corporate Authorization. The Company hereby represents and warrants that this Agreement has been duly authorized by the Company's Board of Directors and constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms.

        9. Assignment; Successors. Except as specifically set forth herein, Dubbin's rights and duties under this Agreement may not be assigned without the Company's consent, and any attempted assignment shall be void. Subject to the foregoing, this Agreement shall be binding on the parties and their respective successors or assigns.


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        10. Severability.  In the event that any term, provision or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of this Agreement shall remain in full force and effect and shall not be affected, impaired or invalidated thereby.

        11. Miscellaneous. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the parties. This Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all parties. This Agreement shall be governed by the laws of the State of Florida. In the event of any dispute as to the terms of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorneys' fees.



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        IN WITNESS  WHEREOF,  the undersigned have executed this Agreement as of the day and year first above written.

                                    OAK TREE MEDICAL SYSTEMS, INC.



                                    By:   /s/ GARY DANZIGER
                                        --------------------------------------
                                        Gary Danziger, Chief Operating Officer


                                      /s/ BURTON DUBBIN
                                    --------------------------------------
                                    Burton Dubbin


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